INSMED INCORPORATED
RESTRICTED UNIT AWARD AGREEMENT
UNDER THE 2019 INCENTIVE PLAN FOR U.S. EMPLOYEES

Grantee Name: /$ParticipantName$/
Number of RSUs: /$AwardsGranted$/
Grant Date: /$GrantDate$/

Pursuant to the Insmed Incorporated 2019 Incentive Plan (the “Plan”) as amended through the date hereof and this Restricted Stock Unit Award Agreement (this “Agreement”), Insmed Incorporated (the “Company”) hereby grants an award of /$AwardsGranted$/ restricted stock units (the “Restricted Stock Units” or the “RSU Award”) to the individual named above (the “Grantee”). The RSU Award shall be referred to herein as the “Award.” Subject to the restrictions and conditions set forth herein and in the Plan, the Grantee shall receive the number of Restricted Stock Units specified above. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement between the Grantee and the Company (or any of its Affiliates, as applicable) as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Award Agreement shall be deemed to be modified accordingly so long as such modification is not expressly prohibited by the Plan.

The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the shares of Common Stock subject to the Award in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator and permitted under the Plan and applicable law.

1.Agreement with Terms. Execution of this Agreement by the Grantee or receipt of any benefits under this Agreement by the Grantee shall constitute the Grantee’s acknowledgement of and agreement with all of the provisions of this Agreement and of the Plan that are applicable to this Award, and the Company shall administer this Agreement accordingly.

2.Restrictions and Conditions on Award. Restricted Stock Units granted herein shall be subject to all the terms, conditions and restrictions set forth herein and in the Plan.

3.Timing and Form of Payout of Restricted Stock Units. As soon as practicable (but in no event later than 30 days) following the applicable Vesting Date (as defined below) or, if earlier, the date the Award vests in accordance with Section 5 or Section 6 of this Agreement, the vested Restricted Stock Units shall be settled in shares of Common Stock (except as provided in Section 5 of this Agreement).

4.Vesting of Award. Except as set forth in Section 5 of this Agreement, the restrictions and conditions in Section 2 of this Agreement shall lapse with respect to 25% of the RSU Award on each anniversary of the Grant Date (each a “Vesting Date”) through the fourth anniversary of the Grant Date, so long as the Grantee remains an employee of the Company or its Affiliates on the applicable Vesting Date.

Notwithstanding anything to the contrary herein or in the Plan, the Administrator may at any time accelerate the vesting schedule specified in this Section 4.

5.Change in Control. In the event of a Change in Control, vesting of the RSU Award may be accelerated in accordance with the provisions of the Plan and/or Service Agreement. If, in connection with a Change in Control, the RSU Award is not assumed and no award is substituted for the RSU Award, then the vested Restricted Stock Units shall be settled in cash in an amount equal to the Fair Market Value of the shares of Common Stock underlying such vested Restricted Stock Units determined as of the date of the Change in Control.

6.Termination of Employment or Service. Except as otherwise provided in this Agreement or the Plan and/or Service Agreement, any unvested portion of the RSU Award shall be forfeited without payment of consideration upon the termination of the Grantee’s employment or service with the Company or its Affiliates for any reason. A change in the status (whether as employee, member of the Board or other non-employee advisor or service provider) in which the Grantee renders service to the Company and its Affiliates or a change in the entity for which the Grantee renders such service shall not constitute a termination of the Grantee’s employment or service for purposes of this Agreement, so long as there is no interruption or termination of the Grantee’s services to the Company and its Affiliates; provided, however, that if the entity employing or engaging the Grantee ceases to be an Affiliate of the Company, as determined by the Administrator, the Grantee’s employment or service shall be considered to have terminated on the date such entity ceased to be an Affiliate.

7.Voting Rights and Dividends. Until such time as Restricted Stock Units are paid out in shares of Common Stock (if at all), the Grantee shall not have any voting, dividend or other shareholder rights with respect to any shares of Common Stock underlying this RSU Award (“Underlying Shares”). No dividend equivalents shall accrue or be paid to the Grantee with respect to the Underlying Shares.

8.Adjustments Upon Certain Unusual or Nonrecurring Events or Other Events. Upon certain unusual or nonrecurring events, or other events, the terms of these Restricted Stock Units shall be adjusted by the Administrator pursuant to Section 14 of the Plan.

9.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award and this Agreement shall be subject to and governed by all the terms and conditions of the Plan. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

10.Taxes.

(a) By accepting this Agreement, the Grantee hereby elects to either (A) sell Underlying Shares in an amount and at such time as is determined in accordance with this Section 10, and to allow the Agent (as defined below) to remit the cash proceeds of such sales to the Company as more specifically set forth below (the “Sell to Cover”) to permit the Grantee to satisfy any Federal, state, local or other taxes required by law to be withheld in respect of the vesting of the applicable RSU Award (“Withholding Obligations”) that arise on future Vesting Dates or (B) make arrangements to the Administrator’s satisfaction under his or her existing 10b5-1 trading plan (“Existing 10b5-1 Plan”) to provide for the satisfaction of any Withholding Obligations that arise on future Vesting Dates. If the Grantee does not make arrangements satisfying any Withholding Obligations to the Administrator’s satisfaction under their Existing 10b5-1 Plan by the time of the next Vesting Date, then any such Withholding Obligations for the newly vested Underlying Shares will be satisfied through a Sell to Cover as outlined in Section 10(b) of this Agreement.

(b) In the event of a Sell to Cover under this Agreement, the Grantee acknowledges and agrees as follows:

i.The Grantee irrevocably appoints Merrill Lynch, Pierce, Fenner & Smith Inc., or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc. as the Administrator may select, as his or her agent (the “Agent”), and authorizes and directs the Agent to:

1.Sell on the open market at the then prevailing market price(s), on the Grantee’s behalf, as soon as reasonably practicable on or after each Vesting Date, the number (rounded up to the next whole number) of Underlying Shares that is sufficient to generate proceeds to cover (A) the Withholding Obligations arising from the vesting of the applicable portion of the RSU Award and the related issuance of Underlying Shares to the Grantee and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;

2.Remit directly to the Company the proceeds necessary to satisfy the Withholding Obligations;

3.Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the Underlying Shares referred to in clause (1) above; and

4.Remit to the Grantee any remaining funds from the sale of Underlying Shares referred to in clause (1).

ii.The Grantee acknowledges that its agreement to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 10 are intended to comply with the requirements of Rule

10b5-1(c) under the Act and will be interpreted to comply with the requirements of Rule 10b5-1(c) (the Grantee’s agreement to Sell to Cover and the provisions of this Section 10, collectively, the “10b5-1 Plan”). The Grantee acknowledges that by accepting this RSU Award, he or she is adopting the 10b5-1 Plan to permit the Grantee to satisfy Withholding Obligations. The Grantee hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Underlying Shares that must be sold to satisfy the Withholding Obligations.

iii.The Grantee acknowledges that the Agent is under no obligation to arrange for the sale of Underlying Shares at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to their account. The Grantee further acknowledges that he or she will be responsible for all brokerage fees and other costs of sale associated with this 10b5-1 Plan, and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, the Grantee acknowledges that it may not be possible to sell Underlying Shares as provided for in this 10b5-1 Plan due to (A) a legal or contractual restriction applicable to the Grantee or the Agent, (B) a market disruption, (C) a sale effected pursuant to this 10b5-1 Plan that would not comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Act, (D) the Company’s determination that sales may not be effected under this 10b5-1 Plan or (E) rules governing order execution priority on the national exchange where the Common Stock may be traded. If the Agent is not able to sell the Underlying Shares, then the Grantee shall continue to be responsible for the timely payment to the Company of all Withholding Obligations.

iv.The Grantee acknowledges that regardless of any other term or condition of this 10b5-1 Plan, the Agent will not be liable to the Grantee for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond the Agent’s reasonable control.

v.The Grantee agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section 10 and the terms of this 10b5-1 Plan.

vi.The Grantee’s agreement to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. Upon acceptance of the RSU Award, Grantee shall have agreed to Sell to Cover and to enter into this 10b5-1 Plan, and Grantee acknowledges that they may not change this decision at any time in the future with respect to the RSU Award. This 10b5-1 Plan shall terminate on the earlier of:

1.the date on which the Withholding Obligations arising from the last vesting event in respect of the RSU Award and the related issuance of the Underlying Shares having been satisfied;

2.the Grantee’s, Administrator’s or Agent’s reasonable determination that: (a) the 10b5-1 Plan does not comply with Rule 10b5-1 or other applicable securities laws or (b) the Grantee has not complied with the 10b5-1 Plan, Rule 10b5-1 or other applicable securities laws;

3.receipt by the Agent of a written notice from the Company, Administrator or Grantee regarding: (a) a public announcement having been made of a tender or exchange offer involving the Company’s securities; (b) a definitive agreement having been announced relating to a merger, reorganization, consolidation or similar transaction in which the Underlying Shares covered by this 10b5-1 Plan would be subject to a lock-up provision or would be exchanged or converted into cash, securities or other property; (c) a sale having been made of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, or a transaction affecting the Company occurring in which the owners of the Company’s outstanding voting power prior to the transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction; (d) a dissolution or liquidation of the Company having taken place or being in process, or the commencement or impending commencement of any proceedings in respect of or triggered by the Company’s bankruptcy or insolvency; or (e) this 10b5-1 Plan or its attendant transactions possibly causing the breach of a contract or agreement to which the Company is a party or by which the Company is bound;

4.receipt by the Agent of written notice of the Grantee’s death or legal incapacity from the Administrator or the Company; or

5.receipt by the Agent of written notice of termination from the Grantee that is signed by the Administrator or the Company.

(c) The Company shall have no obligation to deliver Underlying Shares until all applicable Withholding Obligations have been fully satisfied by the Grantee. The Company makes no representation or undertaking regarding the tax treatment of the grant, vesting, or settlement of this RSU Award or the subsequent sale of any of the Underlying Shares. The Company does not commit and is under no obligation to structure this RSU Award to reduce or eliminate the Grantee’s tax liability.

11.Section 409A of the Code. This Award is intended to comply with the requirements of Section 409A of the Code or an exemption thereto, and this Agreement shall be interpreted in a manner consistent with this intent in order to avoid the imposition of any additional tax, interest or penalties under Section 409A of the Code. Notwithstanding anything to the contrary in this Agreement, in no event shall any delivery of shares of Common Stock or other payment pursuant to this Award occur after the short-term deferral period described in Treas. Reg. § 1.409A-1(b)(4). In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Grantee pursuant to Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or an exemption thereto.

12.No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate Grantee’s employment at any time or for any reason in accordance with the Company’s Bylaws, governing law and any applicable Service Agreement, nor shall any terms of the Plan or this Agreement confer upon Grantee any right to continue his or her employment for any specified period of time. Neither this Agreement nor any benefits arising under the Plan or this Agreement shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. If Grantee is a non-employee consultant or advisor, nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate Grantee’s service in accordance with the terms of the contract with such consultant or advisor. In no event shall any of the terms of the Plan or this Agreement itself confer upon Grantee any right to continue his or her service for any specified period of time.

13.Notices. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Grantee at the address on the Company’s records or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Additionally, if such notice or communication is by the Company to the Grantee, the Company may provide such notice electronically (including via email). Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person or electronically.

[SIGNATURE PAGE FOLLOWS]

INSMED INCORPORATED

By: /s/ Sara Bonstein
Chief Financial Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

By: /s/ /$ParticipantName$/

[Signature Page to Restricted Unit Award Agreement]